Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                             JOHNSON CONTROLS, INC.
             (Exact name of registrant as specified in its charter)

             Wisconsin                                          39-0380010
   (State or other jurisdiction                             (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

             5757 N. Green Bay Avenue
                   P. O. Box 591
               Milwaukee, Wisconsin                               53201
     (Address of principal executive offices)                   (Zip Code)

                  Johnson Controls Northern New Mexico, L.L.C.
                             Retirement Savings Plan
                            (Full title of the plan)
                              ____________________

                                 John P. Kennedy
                                    Secretary
                             Johnson Controls, Inc.
                            5757 N. Green Bay Avenue
                                  P. O. Box 591
                           Milwaukee, Wisconsin  53201
                                 (414) 228-1200
            (Name, address and telephone number, including area code,
                              of agent for service)
                           __________________________

                         CALCULATION OF REGISTRATION FEE

                                    Proposed       Proposed
                                     Maximum       Maximum
       Title of        Amount       Offering      Aggregate      Amount of
     Securities to     to be          Price       Offering     Registration
     be Registered  Registered     Per Share        Price           Fee

    Common Stock,   250,000       $47.3125(1)    $11,828,125     $3,584.28
    $0.16-2/3 par   shares                             (1)
    value                                                           (2)
                                        (2)
    Common Stock    250,000                          (2)
    Purchase        rights
    Rights


   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Johnson Controls, Inc. Common Stock on the New York Stock Exchange consolidated reporting system on September 23, 1997.

   (2) The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.



            In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed with the Commission by Johnson Controls, Inc. (the "Company") or by the Johnson Controls Northern New Mexico, L.L.C. Retirement Savings Plan (the "Plan") are hereby incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1996.

             2. The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997.

             3. The Company's Current Reports on Form 8-K filed October 4, 1996, December 10, 1996, March 10, 1997 (two reports) (which financial statements have been restated to give effect to the reclassification of the Plastic Container division as a discontinued operation and for the stock split distributed on March 31, 1997 to shareholders of record on March 7, 1997) and May 30, 1997.

             4.   The description of the Company's Common Stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A dated April 23, 1965, as superseded by the description contained in the Company's definitive proxy/registration statement (Form S-14 Registration No. 2-62382) incorporated by reference as Exhibit 1 to Current Report on Form 8-K, dated October 23, 1978, and in the Company's Registration Statement on Form S-14, dated April 18, 1985 (Registration No. 2-97136), and any amendments or reports filed for the purpose of updating such description.

             5. The description of the Company's Common Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, filed November 30, 1994, and any amendments or reports filed for the purpose of updating such description.

             All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             None.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and the Company's Bylaws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal. profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-Laws is not exclusive of any other rights to which a director or officer of the Company may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

             The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7.   Exemption from Registration Claimed.

             Not applicable.

   Item 8.   Exhibits.

             The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

             The undersigned Registrant hereby undertakes to submit the Plan, as amended, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to continue the qualification of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, as of September 24, 1997.

                                 JOHNSON CONTROLS, INC.



                                 By:  /s/ John P. Kennedy
                                      John P. Kennedy
                                      Vice President

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of September 24, 1997, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints James H. Keyes, Stephen
   A. Roell and John P. Kennedy, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    /s/ James H. Keyes              Chairman, Chief Executive Officer and
    James H. Keyes                 Director (principal executive officer)



    /s/ Stephen A. Roell         Vice President and Chief Financial Officer
    Stephen A. Roell                 (principal financial and accounting
                                                  officer)


    /s/ William F. Andrews                        Director
    William F. Andrews



    /s/ Robert L. Barnett                         Director
    Robert L. Barnett


    /s/ Fred L. Brengel                           Director
    Fred L. Brengel


    /s/ Paul A. Brunner                           Director
    Paul A. Brunner


    /s/ Robert A. Cornog                          Director
    Robert A. Cornog


    /s/ Willie D. Davis                           Director
    Willie D. Davis


    /s/ Southwood J. Morcott                      Director
    Southwood J. Morcott


    /s/ Martha R. Seger                           Director
    Martha R. Seger


    /s/ Donald Taylor                             Director
    Donald Taylor


                                                  Director
    Richard F. Teerlink


    /s/ Gilbert R. Whitaker,                      Director
         Jr.
    Gilbert R. Whitaker, Jr.


    /s/ R. Douglas Ziegler                        Director
    R. Douglas Ziegler

        The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Benefits Administration Committee, which administers the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 24th day of September, 1997.

                            JOHNSON CONTROLS
                            NORTHERN NEW MEXICO, L.L.C.
                            RETIREMENT SAVINGS PLAN




                            By:/s/ Jerome D. Okarma
                                 Jerome D. Okarma



                            By: /s/ Darlene M. Rose
                                 Darlene M. Rose



                            By:/s/ Carol S. Willenbrock
                                 Carol S. Willenbrock

                            The foregoing persons are all members of the Johnson Controls Northern New Mexico, L.L.C. Benefits Administration Committee, which is the administrator of the Johnson Controls Northern New Mexico, L.L.C. Retirement Savings Plan.

                                  EXHIBIT INDEX

    Exhibit No.                           Exhibit

    (4.1)          Johnson Controls Northern New Mexico, L.L.C.
                   Retirement Savings Plan.

    (4.2) Rights Agreement between the Registrant and Firstar Trust Company (Rights Agent), as amended November 16, 1994 (incorporated by reference to Exhibit 4.C to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (Commission File No. 1-5097)).

    (23.1)         Consent of Price Waterhouse LLP.

    (24) Powers of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).